UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2016

ACTINIUM PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-52446	74-2963609
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

275 Madison Avenue, 7th Floor New York, NY	10016
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 677-3875

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 29, 2016, Actinium Pharmaceuticals, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with H.C. Wainwright & Co. as representative (the “Representative”) of the several underwriters party thereto (collectively, the “Underwriters”), relating to the public offering (the “Offering”) of 8,000,000 shares of the Company’s common stock, $0.001 par value per share (the “Firm Shares”), at a price to the public of $1.25 per share (the “Offering Price”), less underwriting discounts. Under the terms of the Underwriting Agreement, the Company has also granted the Underwriters a 30-day option to purchase up to an additional 1,200,000 shares of Common Stock (the “Option Shares” and, together with the Firm Shares, the “Shares”) to cover over-allotments, if any, at the Offering Price. The net proceeds to the Company from the sale of the Shares, after deducting the underwriting discounts and other estimated offering expenses payable by the Company, are expected to be approximately $9,255,000 million assuming no exercise by the Underwriters of their over-allotment option for the Option Shares, or $10,665,000 million if the Underwriters exercise their over-allotment option for the Option Shares in full. The Offering is expected to close on October 4, 2016, subject to the satisfaction of customary closing conditions.

This Offering is being made pursuant to the Company’s effective registration statement on Form S-3 (File No. 333-194768) filed with the Securities and Exchange Commission on March 24, 2014, and declared effective on April 17, 2014, and the related preliminary prospectus supplement and prospectus supplement.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties, and termination provisions.

Pursuant to the Underwriting Agreement, subject to certain exceptions, the Company and its directors and officers have agreed not to sell or otherwise dispose of any of the Company’s securities held by them for a period ending 90 days after the date of the final prospectus supplement relating to the Offering without first obtaining the written consent of the Representative.

The foregoing is only a brief description of the material terms of the Underwriting Agreement, does not purport to be a complete description of the rights and obligations of the parties thereunder, and is qualified in its entirety by reference to the Underwriting Agreement that is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated by reference herein.

The Underwriting Agreement has been attached hereto as an exhibit to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of the Underwriting Agreement and as of specific dates, were solely for the benefit of the parties to the Underwriting Agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Underwriting Agreement.

The legal opinion of The Matt Law Firm, PLLC relating to the Common Stock being offered is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 7.01. Regulation FD Disclosure.

On September 28, 2016, the Company issued a press release announcing that it intended to make a public offering of shares of its common stock. On September 29, 2016, the Company issued a press release announcing the pricing and terms of the Offering. Copies of the two press releases are attached hereto as Exhibits 99.1 and 99.2, respectively, and are each incorporated herein by reference.

Pursuant to the rules and regulations of the Securities and Exchange Commission, the information in this Item 7.01 disclosure, including Exhibits 99.1 and 99.2 and information set forth therein, is deemed to have been furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Pursuant to the rules and regulations of the Securities and Exchange Commission, the attached exhibits are deemed to have been filed with the Securities and Exchange Commission:

Exhibit Number	Description

1.1	Underwriting Agreement, dated as of September 29, 2016, by and between Actinium Pharmaceuticals, Inc. and H.C. Wainwright & Co. as representative of the several underwriters party thereto.

5.1	Opinion of The Matt Law Firm, PLLC.

23.1	Consent of The Matt Law Firm, PLLC (included in Exhibit 5.1).

99.1	Press Release issued by Actinium Pharmaceuticals, Inc. dated September 28, 2016.

99.2	Press Release issued by Actinium Pharmaceuticals, Inc. dated September 29, 2016.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 29, 2016	ACTINIUM PHARMACEUTICALS, INC.

	By:	/s/ Sandesh Seth
Name: Sandesh Seth Title: Executive Chairman

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